Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-4

GOWell Energy Technology

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares	(1)	Other	13,687,500	$10.37	$141,939,375.00	0.0001381	$19,601.83
Fees to be Paid	Equity	Series A preferred shares	(2)	Other	2,440,027			0.0001381	0.00
Fees to be Paid	Equity	Ordinary shares underlying Series A preferred shares	(3)	Other	2,100,457	0.08	168,036.56	0.0001381	23.21
Fees to be Paid	Equity	Warrants	(4)	Other	980,392			0.0001381	0.00
Fees to be Paid	Equity	Ordinary shares underlying Warrants	(5)	Other	980,392	$12.08	$11,843,135.36	0.0001381	$1,635.54

Total Offering Amounts:							$153,950,546.92		21,260.58
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$21,260.58

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Offering Note(s)

(1)	All securities being registered are issued by GOWell Energy Technology, a Cayman Islands exempted company (“PubCo”), in connection with the proposed business combination (the “Business Combination”) among PubCo, Inflection Point Acquisition Corp. V, a Cayman Islands exempted company (“SPAC”), GOWell Technology Limited, a Cayman Islands exempted company (“GOWell”), and IPCV Merger Sub Limited, a Cayman Islands exempted company and wholly-owned subsidiary of SPAC (“Merger Sub”), as described in PubCo’s Registration Statement on Form F-4 (the “Registration Statement”).

Pursuant to Rule 416(a) of the Securities Act there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Based on the maximum number of ordinary shares par value $0.0001 per share, of PubCo (“PubCo Ordinary Shares”) estimated to be issued in connection with the Business Combination to the shareholders of SPAC. Such maximum number of shares of PubCo Ordinary Shares is based on the sum of up to (i) 10,919,375 PubCo Ordinary Shares issuable upon the conversion of 10,919,375 Class A ordinary shares, par value $0.0001, of SPAC ( “SPAC Class A Shares”) in connection with the Business Combination, (ii) 990,000 PubCo Ordinary Shares issuable to Inflection Point Fund I LP (“New Sponsor”) following the automatic conversion of each Class B Ordinary Share, par value $0.0001 per share, of the SPAC into one SPAC Class A Share and the conversion of each resulting SPAC Class A Share into one PubCo Ordinary Share in connection with the Business Combination and (iii) 1,778,125 PubCo Ordinary Shares issuable to holders of a right of SPAC (“SPAC Right”) following the separation of the units of SPAC into SPAC Class A Shares and SPAC Rights and the automatic exchange of SPAC Rights for one-fifth of one SPAC Class A Share in connection with the Business Combination.

Proposed maximum offering price per unit is estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the SPAC Class A Shares on the Nasdaq Stock Market LLC on March 19, 2026 ($10.37 per share), in accordance with Rule 457(f)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	All securities being registered are issued by GOWell Energy Technology, a Cayman Islands exempted company (“PubCo”), in connection with the proposed business combination (the “Business Combination”) among PubCo, Inflection Point Acquisition Corp. V, a Cayman Islands exempted company (“SPAC”), GOWell Technology Limited, a Cayman Islands exempted company (“GOWell”), and IPCV Merger Sub Limited, a Cayman Islands exempted company and wholly-owned subsidiary of SPAC (“Merger Sub”), as described in PubCo’s Registration Statement on Form F-4 (the “Registration Statement”).

Pursuant to Rule 416(a) of the Securities Act there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Based on the maximum number of series A preferred shares, par value $0.0001 per share, of PubCo (“PubCo Preferred Share”) to be issued in connection with the Business Combination to the New Sponsor upon exchange of each series A redeemable preference share, par value $0.0001 per share, of GOWell (“Company Preferred Share”) issued pursuant to the Signing PIPE Subscription Agreement (as defined in the Registration Statement). At the closing of the Business Combination, each such Company Preferred Share will be converted into a number of PubCo Preferred Shares equal to (i) the sum of (x) the aggregate Stated Value (as such term is defined in the Company’s amended and restated memorandum and articles of association in effect immediately prior to the Second Merger (the “Company Articles”)), and (y) any unpaid arrears of dividends or other amounts payable (including PIK dividends) in respect of such Company Preferred Share (the aggregate sum of (x) and (y), the “Accrued Value”), divided by (ii) the redemption price per share of SPAC’s public shares calculated as of two business days prior to the closing of the Business Combination (the “Redemption Price”). For purposes of this Registration Statement, assumes $25,205,480 of Accrued Value which represents the Stated Value of $23,529,412 plus an assumed 6 months of PIK dividends, and assumes Redemption Price of $10.33.

Proposed maximum offering price per unit is estimated solely for the purpose of calculating the registration fee, based on the aggregate book value of GOWell’s securities to be exchanged in the Business Combination ($0.08 per share), in accordance with Rule 457(f)(2) and 457(i) of the Securities Act. Consistent with Rule 457(i), the registration fee with respect to the PubCo Preferred Shares has been allocated to the PubCo Ordinary Shares issuable upon conversion of the PubCo Preferred Shares and included in the registration fee paid in respect of such PubCo Ordinary Shares.

(3)	All securities being registered are issued by GOWell Energy Technology, a Cayman Islands exempted company (“PubCo”), in connection with the proposed business combination (the “Business Combination”) among PubCo, Inflection Point Acquisition Corp. V, a Cayman Islands exempted company (“SPAC”), GOWell Technology Limited, a Cayman Islands exempted company (“GOWell”), and IPCV Merger Sub Limited, a Cayman Islands exempted company and wholly-owned subsidiary of SPAC (“Merger Sub”), as described in PubCo’s Registration Statement on Form F-4 (the “Registration Statement”).

Pursuant to Rule 416(a) of the Securities Act there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Based on the number of PubCo Ordinary Shares issuable upon conversion of the PubCo Preferred Shares. The number of PubCo Ordinary Shares to be issued upon conversion of the PubCo Preferred Shares will be equal to the quotient of the Accrued Value divided by the initial conversion price of $12.00 per PubCo Preferred Share (the “Conversion Price”), subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like.

Proposed maximum offering price per unit is estimated solely for the purpose of calculating the registration fee, based on the aggregate book value of GOWell’s securities to be exchanged in the Business Combination ($0.08 per share), in accordance with Rule 457(f)(2) and 457(i) of the Securities Act. Consistent with Rule 457(i), the registration fee with respect to the PubCo Preferred Shares has been allocated to the PubCo Ordinary Shares issuable upon conversion of the PubCo Preferred Shares and included in the registration fee paid in respect of such PubCo Ordinary Shares.

(4)	All securities being registered are issued by GOWell Energy Technology, a Cayman Islands exempted company (“PubCo”), in connection with the proposed business combination (the “Business Combination”) among PubCo, Inflection Point Acquisition Corp. V, a Cayman Islands exempted company (“SPAC”), GOWell Technology Limited, a Cayman Islands exempted company (“GOWell”), and IPCV Merger Sub Limited, a Cayman Islands exempted company and wholly-owned subsidiary of SPAC (“Merger Sub”), as described in PubCo’s Registration Statement on Form F-4 (the “Registration Statement”).

Pursuant to Rule 416(a) of the Securities Act there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Based on the maximum number of warrants to purchase PubCo Ordinary Shares (“PubCo Warrants”) to be issued in connection with the Business Combination to the New Sponsor upon exchange of each warrant to purchase an ordinary share of GOWell (the “Company Warrants”) issued pursuant to the Signing PIPE Subscription Agreement (as defined in the Registration Statement). At the closing of the Business Combination, each such Company Warrant will be converted into a PubCo Warrant exercisable for a number of PubCo Ordinary Shares equal to the product of (A) the quotient of (x) the aggregate Stated Value attributable to the New Sponsor’s Company Preferred Shares immediately prior to the Business Combination, divided by (y) the Conversion Price (as such term is defined in the Company Articles) applicable to such Company Preferred Share, multiplied by (y) 0.5. For purposes of this Registration Statement, assumes a Stated Value of $23,529,412 and a $12.00 Conversion Price. Each PubCo Warrant is exercisable for one PubCo Ordinary Share at an initial exercise price of $12.00 per share.

Proposed maximum offering price per unit is estimated solely for the purpose of calculating the registration fee, based on the sum of (i) the aggregate book value of GOWell’s securities to be exchanged in the Business Combination ($0.08 per share) and (ii) the exercise price of $12.00 per PubCo Warrant, in accordance with Rules 457(f)(2) and 457(i) of the Securities Act. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the PubCo Warrants has been allocated to PubCo Ordinary Shares issuable upon exercise of the PubCo Warrants and included in the registration fee paid in respect of such PubCo Ordinary Shares.

(5)	All securities being registered are issued by GOWell Energy Technology, a Cayman Islands exempted company (“PubCo”), in connection with the proposed business combination (the “Business Combination”) among PubCo, Inflection Point Acquisition Corp. V, a Cayman Islands exempted company (“SPAC”), GOWell Technology Limited, a Cayman Islands exempted company (“GOWell”), and IPCV Merger Sub Limited, a Cayman Islands exempted company and wholly-owned subsidiary of SPAC (“Merger Sub”), as described in PubCo’s Registration Statement on Form F-4 (the “Registration Statement”).

Pursuant to Rule 416(a) of the Securities Act there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Based on the maximum number of warrants to purchase PubCo Ordinary Shares (“PubCo Warrants”) to be issued in connection with the Business Combination to the New Sponsor upon exchange of each warrant to purchase an ordinary share of GOWell (the “Company Warrants”) issued pursuant to the Signing PIPE Subscription Agreement (as defined in the Registration Statement). At the closing of the Business Combination, each such Company Warrant will be converted into a PubCo Warrant exercisable for a number of PubCo Ordinary Shares equal to the product of (A) the quotient of (x) the aggregate Stated Value attributable to the New Sponsor’s Company Preferred Shares immediately prior to the Business Combination, divided by (y) the Conversion Price (as such term is defined in the Company Articles) applicable to such Company Preferred Share, multiplied by (y) 0.5. For purposes of this Registration Statement, assumes a Stated Value of $23,529,412 and a $12.00 Conversion Price. Each PubCo Warrant is exercisable for one PubCo Ordinary Share at an initial exercise price of $12.00 per share.

Proposed maximum offering price per unit is estimated solely for the purpose of calculating the registration fee, based on the sum of (i) the aggregate book value of GOWell’s securities to be exchanged in the Business Combination ($0.08 per share) and (ii) the exercise price of $12.00 per PubCo Warrant, in accordance with Rules 457(f)(2) and 457(i) of the Securities Act. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the PubCo Warrants has been allocated to PubCo Ordinary Shares issuable upon exercise of the PubCo Warrants and included in the registration fee paid in respect of such PubCo Ordinary Shares.